UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 2, 2011

HARRIS CORPORATION
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-3863	34-0276860
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1025 West NASA Blvd., Melbourne, Florida		32919
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(321) 727-9100

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On December 2, 2011, the Board of Directors (the "Board") of Harris Corporation ("Harris" or the "Company") increased the authorized number of directors constituting the Board from eleven to twelve and appointed William M. Brown, the Company’s President and Chief Executive Officer, to serve on the Board, with his term as a director to commence immediately. Mr. Brown’s current term as a director will expire at the Company’s 2012 Annual Meeting of Shareholders or upon his prior death, resignation, retirement or removal from office. As an employee director, Mr. Brown will not be separately compensated for his service as a director and also was not, and is not expected to be, appointed to any committees of the Board.

The employment agreement the Company entered into with Mr. Brown on October 8, 2011 provides that a "Constructive Termination" of Mr. Brown’s employment with the Company shall be deemed to have occurred upon the occurrence, without the consent of Mr. Brown, of the failure of the Company to appoint Mr. Brown to the Board prior to May 1, 2012 or to nominate Mr. Brown for reelection to the Board upon expiration of his term at any subsequent Annual Meeting of Shareholders of the Company during the term of the employment agreement. The employment agreement was filed as Exhibit 10.1 to, and incorporated by reference into, the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the "SEC") on October 11, 2011 (the "October 8-K"), which described the terms of the employment agreement, including the consequences of a "Constructive Termination." As previously disclosed in the Company’s October 10, 2011 press release announcing Mr. Brown’s appointment as President and Chief Executive Officer of the Company (furnished as Exhibit 99.1 to the October 8-K) and in the Company’s Supplement to Proxy Statement dated October 17, 2011, the Board had expected to appoint Mr. Brown to the Board at its December 2011 meeting. There are no transactions in which the Company was or is to be a participant and in which Mr. Brown had or will have a direct or indirect material interest that are required to be reported pursuant to Item 404(a) of Regulation S-K.

Item 8.01 Other Events.

On the recommendation of the Corporate Governance Committee of the Board, on December 2, 2011 the Board approved, effective January 1, 2012, an annual cash retainer for a director’s service as non-executive Chairman of the Board in the amount of $150,000 per year, payable in quarterly installments. As previously disclosed, the Board appointed on October 8, 2011 Mr. Thomas A. Dattilo to serve as non-executive Chairman of the Board to succeed the Company’s current Chairman, Mr. Howard L. Lance, effective January 1, 2012. A Summary of Annual Compensation of Outside Directors, effective January 1, 2012, updated to reflect only the addition of the annual cash retainer for the non-executive Chairman of the Board and the one-time fee payable to the three directors comprising the special CEO Search Committee (as disclosed in the Company’s Current Report on Form 8-K filed with the SEC on November 3, 2011) is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The following exhibit is filed with this Current Report on Form 8-K:

10.1 * Summary of Annual Compensation of Outside Directors, effective January 1, 2012.

________________________
* Management contract or compensatory plan or arrangement.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARRIS CORPORATION

December 7, 2011	By:	/s/ Scott T. Mikuen

Name: Scott T. Mikuen
Title: Vice President, General Counsel and Secretary

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Exhibit Index

Exhibit No.	Description

10.1	SUMMARY OF ANNUAL COMPENSATION OF OUTSIDE DIRECTORS